                                 EXHIBIT 21.1



SEER TECHNOLOGIES, INC.
List of Subsidiaries


DOMESTIC COMPANIES

Parent Company:

     Seer Technologies, Inc.

     Date of Incorporation:03/06/90
     State of Incorporation:Delaware

Subsidiary:

     Seer  Technologies (Worldwide Holdings) Limited

     Date of Incorporation:02/26/92
     State of Incorporation:Delaware

FOREIGN SUBSIDIARIES

Argentina:

     Seer Technologies de Argentine S.A.

     Date of Incorporation:09/11/96

Australia:

     Seer Technologies Australia Pty Limited

     Date of Registration:08/09/93

Barbados:

     Seer Technologies FSC, Inc.

     Date of Registration:12/27/95

Benelux:

     Seer Technologies Benelux B.V.

     Date of Registration:09/25/92

Brazil:

     Seer Technologies do Brazil Ltda.

     Date of Registration:12/09/93

Canada:

     Seer Technologies Canada, Inc.

     Domestic Province:  Ontario
     Date of Registration:05/18/94

Denmark:

     Seer Technologies Denmark ApS

     Date of Registration:04/01/94

France:

     Seer Technologies France S.A.R.L.

     Date of Registration:06/09/95

Germany:

     Seer Technologies Europe (Deutschland) GmbH

     Date of Registration:11/19/92

Hong Kong:

     Seer Technologies Hong Kong Limited

     Date of Registration:12/14/94

Ireland:

     Seer Technologies Ireland Limited

     Date of Registration:03/11/95

Italy:

     Seer Technologies Italia S.r.l.

     Date of Registration:08/07/92

Mexico:

     Seer Technologies de Mexico S.A. de C.V.

     Date of Registration:11/08/95


Sweden:

     Seer Technologies Nordic AB

     Date of Registration:07/09/92

Singapore:

     Seer Technologies Singapore Pty Limited

     Date of Registration:02/11/95

South Africa:

     Seer Technologies, Inc.

     Date of Registration:06/18/96

Spain:

     Seer Technologies Espana S.L.

     Date of Registration:07/22/93

United Kingdom:

     Seer Technologies (U.K.) Limited

     Date of Registration:01/07/92